EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-39956, 333-68082 and 333-104705) and S-8 (Nos. 333-70148 and 333-84852) of UbiquiTel Inc. and to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-106418) of UbiquiTel Operating Company of our report dated February 13, 2004, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 17, 2004